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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Comdial Corporation on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Comdial Corporation for the year ended December 31, 1999.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Richmond, Virginia
November 15, 2000